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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 27, 2000

                               JCC HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)

DELAWARE                         1-12095                     62-1650470
(State or Other Jurisdiction     (Commission File Number)    (IRS Employer
of Incorporation)                                            Identification No.)


                                 One Canal Place
                           365 Canal Street, Suite 900
                          New Orleans, Louisiana, 70130
              (Address of Principal Executive Offices and Zip Code)

                                 (504) 533-6000
              (Registrant's telephone number, including area code)



ITEM 5.  OTHER EVENTS.

         On September 27, 2000, Jazz Casino Company, LLC, ("Jazz Casino"), a wholly-owned subsidiary of JCC Holding Company, received a notice from the Louisiana Gaming Control Board that Jazz Casino is in default of Section 9.5(c) of the Amended and Renegotiated Casino Operating Contract dated October 30, 1998, between the State of Louisiana and Jazz Casino. A copy of the letter is attached as Exhibit 99.01 and a related resolution of the Gaming Control Board dated September 19, 2000 is attached as Exhibit 99.02.

         The Gaming Control Board informed Jazz Casino of the Board's determination that Jazz Casino has failed to demonstrate by clear and convincing evidence that Jazz Casino has the continuing ability to pay, exchange, refinance or extend its debt that will mature or otherwise become due and payable during the twelve month period commencing on July 1, 2001. Pursuant to the Casino Operating Contract, Jazz Casino has six months after receipt of the Board's notice to cure such a default.

         In order to timely address the Board's finding of default and provide for continued operations, we believe it will be necessary to implement a significant restructuring of Jazz Casino's arrangements with its securities holders, the manager of the casino, Harrah's New Orleans Management Company (a wholly controlled affiliate of Harrah's Entertainment, Inc.), the State of Louisiana, and other parties to whom it has contractual or legal obligations.

         Jazz Casino has commenced discussions with certain parties and will expand those discussions to include other parties as required to attempt the necessary restructuring. We expect such negotiations to be ongoing for the foreseeable future. We believe that if Jazz Casino does not obtain significant economic concessions from numerous parties, it is likely that it will not be able to address the Board's findings or to assure continued operations as a viable business. In particular, we believe one of the necessary concessions will be a substantial reduction, authorized by the Louisiana legislature, in Jazz Casino's $100 million minimum payment obligation to the State of Louisiana under the terms of the Casino Operating Contract with the State.

         While Jazz Casino's efforts to obtain the necessary concessions are underway, no assurance can be given that it will be successful in such efforts.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

         (c)  Exhibits.

         The following exhibits are filed herewith:

         99.01 Letter from the Louisiana Gaming Control Board to Jazz Casino Company, LLC dated September 27, 2000

         99.02 Resolution of the Louisiana Gaming Control Board dated September 19, 2000

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


JAZZ CASINO HOLDING COMPANY
(REGISTRANT)

         /s/   L. Camille Fowler
         -----------------------
         L. Camille Fowler
         Vice President - Finance, Secretary and Treasurer


Date:  October 6, 2000

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                                INDEX TO EXHIBITS


EXHIBIT        EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
99.01          Letter from the Louisiana Gaming Control Board to Jazz Casino Company, LLC dated September 27,
               2000

99.02          Resolution of the Louisiana Gaming Control Board dated September 19, 2000